As filed with the Securities and Exchange Commission on March 6, 2017

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)
CHESAPEAKE ENERGY CORPORATION
2014 LONG TERM INCENTIVE PLAN
(Full Title of the Plan)

James R. Webb
Executive Vice President – General Counsel
and Corporate Secretary
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118-1044
(Name and Address of Agent For Service)
Copies to: Clinton W. Rancher Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995

(405) 848-8000 (Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	49,150,093	$5.57	$237,766,018.01	$31,729.48

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Chesapeake Energy Corporation 2014 Long Term Incentive Plan.

(2)
Calculated pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the common stock of Chesapeake Energy Corporation reported on the New York Stock Exchange on March 1, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 49,150,093 shares of common stock $0.01 par value per share, of Chesapeake Energy Corporation (the “Company” or “Chesapeake”) to be issued pursuant to the Chesapeake Energy Corporation 2014 Long Term Incentive Plan (the “Plan”). Chesapeake’s shareholders approved an increase in the number of shares of common stock issuable under the Plan by 35,000,000 shares at its 2016 annual meeting. In addition, 14,150,093 shares are being registered hereby because such shares again became issuable pursuant to the Plan upon forfeiture, expiration or cash settlement of awards in accordance with Section 3.3 of the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (No. 333-196977) previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on March 6, 2017.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Robert D. Lawler
Robert D. Lawler
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert D. Lawler and James R. Webb, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Company, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 6, 2017.

SIGNATURE	TITLE

/s/ Robert D. Lawler	President, Chief Executive Officer and Director
Robert D. Lawler	(Principal Executive Officer)

/s/ Domenic J. Dell'Osso, Jr.	Executive Vice President and Chief Financial Officer
Domenic J. Dell’Osso, Jr.	(Principal Financial Officer)

/s/ Michael A. Johnson	Senior Vice President – Accounting, Controller and
Michael A. Johnson	Chief Accounting Officer (Principal Accounting Officer)

/s/ R. Brad Martin	Chairman of the Board
R. Brad Martin

/s/ Gloria R. Boyland	Director
Gloria R. Boyland

/s/ Luke R. Corbett	Director
Luke R. Corbett

/s/ Archie W. Dunham	Director
Archie W. Dunham

/s/ Merrill A. Miller, Jr.	Director
Merrill A. Miller, Jr.

/s/ Thomas L. Ryan	Director
Thomas L. Ryan

EXHIBIT INDEX

Exhibit Number	Document Description

3.1.1	Restated Certificate of Incorporation (included as Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2014, and incorporated herein by reference)
3.1.2
Certificate of Amendment to Restated Certificate of Incorporation (included as Exhibit 3.1.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 20, 2016, and incorporated herein by reference)

3.2	Amended and Restated Bylaws (included as Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 9, 2014, and incorporated herein by reference)
5.1	Opinion of J. David Hershberger as to the legality of securities*
10.1
Chesapeake Energy Corporation 2014 Long Term Incentive Plan (included as Exhibit B to the Company’s definitive proxy statement on Schedule 14A, as filed with the SEC on April 8, 2016 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Software Integrated Solutions, Division of Schlumberger Technology Corporation*
23.3	Consent of J. David Hershberger (contained in Exhibit 5.1)*
24.1	Powers of Attorney (included on the signature page hereto)*

* Filed herewith.